Exhibit 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Three and Six Months Ended September 30, 2010

PHILADELPHIA--(BUSINESS WIRE)--October 26, 2010--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the three and six months ended September 30, 2010. For the quarter ended September 30, 2010, sales remained relatively flat at $159,945,000 compared to $160,273,000 in 2009. Net income decreased 5% to $8,465,000, or $.87 per diluted share, compared to prior year net income of $8,892,000, or $.92 per diluted share last year. For the six months ended September 30, 2010, sales remained relatively flat at $213,233,000 compared to $213,950,000 in 2009. Net income for the six months ended September 30, 2010 decreased 38% to $2,728,000, or $.28 per diluted share in 2010 compared to prior year net income of $4,402,000, or $.46 per diluted share. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

Second Quarter Results

Sales for the second quarter of fiscal 2011 were flat as compared to the prior year. Net income was negatively impacted by higher costs of goods sold which was partially offset by lower selling, general and administrative and interest expenses. The higher costs of goods sold were primarily due to higher material and freight costs. The lower selling, general and administrative expenses were largely payroll related, and the lower interest expense was comprised of a reduction in outstanding debt combined with lower interest rates.

Six Month Results

Sales for the first six months of fiscal 2011 also were flat as compared to the prior year. Net income was negatively impacted by higher costs of goods sold as higher selling, general and administrative expenses were offset by lower interest expense. The higher costs of goods sold were primarily due to higher material and freight costs.

Management Comments

“We believe that we are past the worst of the current economic downturn and that our business is showing signs of recovery,” said Christopher J. Munyan, CSS’ President and CEO. “While sales are generally flat through the first half of the year, we believe that sales will start to gradually improve. We are working hard to mitigate the higher costs of goods sold through vendor negotiations and reductions in selling, general and administrative expenses which we expect will benefit future periods. The earlier start of our seasonal production caused an increase in net cash used in operating activities for the first half of fiscal 2011. Looking forward, we believe that improved operational efficiencies and processes that we have already implemented, combined with expected higher sales in the second half of fiscal 2011 versus the second half of fiscal 2010, will result in higher earnings in the second half of fiscal 2011 as compared to the second half of fiscal 2010 (before the net impact of the non-cash impairment charge recorded in the fourth quarter of 2010). Additionally, we continue to focus on cash flow generation, and we expect that free cash flow (defined as cash flow from operations reduced by purchases of property, plant and equipment) for fiscal 2011 will be at least $25,000,000.”

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include gift wrap, gift bags, gift boxes, gift card holders, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals, notecards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

Forward-Looking and Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to expected future earnings and minimum free cash flow, expected future sales and profit improvements, potential benefits from actions to mitigate higher costs of goods sold, and expected future benefits from the earlier start of seasonal production and from already-implemented operational efficiencies and processes. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2010 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three and six months ended September 30, 2010 and 2009 and condensed consolidated balance sheets as of September 30, 2010, March 31, 2010 and September 30, 2009 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

SALES	$159,945	$160,273	$213,233	$213,950

COSTS AND EXPENSES
Cost of sales	120,731	119,630	160,286	158,695
Selling, general and administrative expenses	25,629	26,238	48,022	47,599
Interest expense, net	384	661	593	1,029
Other (income) expense, net	(19)	(138)	49	(251)

	146,725	146,391	208,950	207,072

INCOME BEFORE INCOME TAXES	13,220	13,882	4,283	6,878

INCOME TAX EXPENSE	4,755	4,990	1,555	2,476

NET INCOME	$8,465	$8,892	$2,728	$4,402

NET INCOME PER COMMON SHARE
Basic	$.87	$.92	$.28	$.46
Diluted	$.87	$.92	$.28	$.46

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,696	9,628	9,690	9,617
Diluted	9,702	9,683	9,702	9,666

CASH DIVIDENDS PER SHARE OF COMMON STOCK	$.15	$.15	$.30	$.30

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	March 31,	September 30,
	2010	2010	2009
	(Unaudited)	(Audited)	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,086	$27,217	$2,830
Accounts receivable, net	140,538	45,711	132,212
Inventories	122,095	78,851	122,422
Deferred income taxes	5,890	6,165	6,227
Assets held for sale	1,323	1,363	1,363
Other current assets	13,194	15,986	16,370

Total current assets	285,126	175,293	281,424

PROPERTY, PLANT AND EQUIPMENT, NET	47,575	47,786	52,691

DEFERRED INCOME TAXES	5,000	5,439	-

OTHER ASSETS
Goodwill	17,233	17,233	49,258
Intangible assets, net	32,394	32,027	44,996
Other	3,913	3,984	3,971

Total other assets	53,540	53,244	98,225

Total assets	$391,241	$281,762	$432,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$55,690	$-	$69,000
Current portion of long-term debt	264	481	10,517
Accrued customer programs	10,111	8,380	9,655
Other current liabilities	83,799	35,535	71,405

Total current liabilities	149,864	44,396	160,577

LONG-TERM DEBT, NET OF CURRENT PORTION	-	66	264

LONG-TERM OBLIGATIONS	7,240	4,255	4,568

DEFERRED INCOME TAXES	-	-	4,399

STOCKHOLDERS’ EQUITY	234,137	233,045	262,532

Total liabilities and stockholders’ equity	$391,241	$281,762	$432,340

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
(215) 569-9900